SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 26, 2014

VIRTUALSCOPICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2014, VirtualScopics, Inc., (the "Company" or “VirtualScopics”) entered into an Alliance Framework Agreement (the "Framework Agreement") and Master Subcontract Agreement with IXICO Technologies Limited (“IXICO”) as part of a strategic alliance between the two companies. The Framework Agreement provides a framework under which the parties will work to provide imaging contract research services related to clinical trials of drugs and medical devices across a range of therapeutic areas and modalities. For projects awarded under the alliance, one party will generally be the lead and the other will provide imaging services as a subcontractor. This will depend upon, among other things, existing contacts and the therapeutic area of the project. Generally, VirtualScopics will be the service provider for oncology projects and IXICO will be the service provider for neuroscience projects. As part of the alliance, IXICO will use space at VirtualScopics’ new office in New Hope, Pennsylvania.

The Framework Agreement has a one-year term with automatic one year renewals. Either party may terminate the Agreement for any reason on at least 30 days’ notice. Either may also terminate for cause due to a material breach not cured within 30 days. The Framework Agreement may also be terminated immediately if an insolvency event occurs. In the event of termination, each party agrees for 120 days not to solicit any opportunities the other party brought to the alliance. Upon notice of termination, existing work orders shall continue and the parties shall generally continue to pursue any awards and proposals received prior to notice of termination.

The Subcontract Agreement sets forth the terms and conditions under which each party will subcontract the provision of certain services to the other for imaging contract research projects awarded under the alliance. The Subcontract Agreement has an indefinite term, but may be terminated for any reason on at least 30 days’ notice, provided that such termination does not occur before termination of the Framework Agreement. On termination, any uncompleted work orders and rights and obligations of the parties under the agreement regarding any work orders will generally continue.

The foregoing summary description of the Framework Agreement and Subcontract Agreement does not purport to be complete and is qualified in its entirety by reference to the Framework Agreement and Subcontract Agreement, both of which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Section 8 – Other Events

Item 8.01 Other Events.

On June 27, 2014, the Company issued a press release announcing the entry into the Framework Agreement. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

99.1 Press Release, dated June 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: July 2, 2014	By:	/s/ James Groff
	Name:	James Groff
	Title:	Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 27, 2014

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